UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 1, 2005
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Bank Credit Facility
     On November 1, 2005, Crosstex Energy, L.P. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (as a lender, administrative agent and collateral agent), Union Bank of California, N.A. and Sun-Trust Bank (as lenders and co-syndication agents), Bank of Montreal d/b/a Harris Nesbitt and Wachovia Bank, National Association (as lenders and co-documentation agents) and other lenders. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Credit Agreement amended and restated the Third Amended and Restated Credit Agreement, to, among other things, increase the credit facility. The Credit Agreement now provides for revolving credit borrowings up to a maximum principal amount of $750 million at any one time outstanding and the issuance of letters of credit in the aggregate face amount of up to $300 million at any one time outstanding, which letters of credit reduce the credit available for revolving credit borrowings. The Credit Agreement includes procedures for additional financial institutions selected by the Company to become lenders under the agreement, or for any existing lender to increase its commitment in an amount approved by the Company and the lender, subject to a maximum of $300 million for all such increases in commitments of new or existing lenders.
     On November 1, 2005, we borrowed approximately $462 million under the Credit Agreement to (i) partially finance the Acquisition (as defined in Item 2.01 below), (ii) to refinance existing indebtedness to the extent not prohibited under the Credit Agreement, and (iii) to pay fees, costs and expenses owed in connection with the Acquisition and the Credit Agreement. The bank credit facility will be used for ongoing capital expenditures, working capital needs, letters of credit, distributions to unitholders and general partnership purposes, including future acquisitions and expansions. As of November 1, 2005, the Company had approximately $462 million in revolving credit borrowings and $90 million in letters of credit outstanding under the Credit Agreement, leaving approximately $198 million available for future borrowings and letters of credit. Amounts borrowed and repaid under the Credit Agreement may be re-borrowed. For a period of at least 15 consecutive days once each year, the Company is required to reduce to zero all revolving credit borrowings that were used to make distributions to unitholders.
     All outstanding amounts owed under the Credit Agreement become due and payable no later than the final maturity date of November 1, 2010, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the Credit Agreement, non-performance of covenants and obligations continuing beyond any applicable grace period, default in the payment of other indebtedness in excess of the aggregate principal amount of $20 million or a default accelerating or permitting the acceleration of any such indebtedness, or the occurrence of a change in control (as defined in the Credit Agreement).
     The obligations under the Credit Agreement are secured by first priority liens on all of the Company’s and its subsidiaries’ material pipeline, gas gathering and processing assets, all material working capital assets and a pledge of all of the Company’s equity interests in certain of its subsidiaries, and rank pari passu in right of payment with the Senior Secured Notes (as defined below under the caption “Senior Secured Notes”). The Credit Agreement provides that in specified circumstances involving an increase in ratings assigned to the Company’s debt, the lenders under the bank credit facility will release all collateral securing the Company’s obligations under the Credit Agreement. The Credit Agreement is guaranteed by certain of the Company’s subsidiaries, including Crosstex Energy Services, L.P. (the “Operating Partnership”). The Company may prepay all loans under the bank credit facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.
     Revolving credit borrowings under the bank credit facility bear interest at the Company’s option at the administrative agent’s reference rate plus 0.00% to 0.50% or LIBOR plus 1.00% to 2.00%. The applicable margin varies quarterly based on the Company’s leverage ratio. The fees charged for letters of credit range from 1.00% to 2.00% per annum, plus a fronting fee of 0.125% per annum. The Company will incur quarterly commitment fees based on the unused amount of the credit facilities.
     The Credit Agreement prohibits the Company from declaring distributions to unitholders if any event of default (as defined in the Credit Agreement) exists or would result from the declaration of distributions. In addition, the Credit Agreement contains various covenants that, among other restrictions, limit the Company’s ability and the ability of its subsidiaries to:
•	incur indebtedness;

•	grant or assume liens;

•	make certain investments;

•	sell, transfer, assign or convey assets, or engage in certain mergers or acquisitions;

•	make distributions;

•	change the nature of its business;

•	enter into certain commodity contracts;

•	make certain amendments to the Company’s or the Operating Partnership’s partnership agreement; and

•	engage in transactions with affiliates.

The bank credit facility also contains covenants requiring the Company to maintain:

•	a maximum ratio of total funded debt to consolidated EBITDA (each as defined in the Credit Agreement), measured quarterly on a rolling four-quarter basis, of (i) 5.25 to 1.00 for any fiscal quarter ending during the period commencing on the effective date of the Credit Agreement and ending March 31, 2006, (ii) 4.75 to 1.00 for any fiscal quarter ending during the period commencing on September 30, 2006, and (iii) 4.00 to 1.00 for any fiscal quarter ending thereafter, pro forma for any asset acquisitions

(but during an acquisition adjustment period (as defined in the Credit Agreement), the maximum ratio is increased to 4.75 to 1); and

•	a minimum interest coverage ratio (as defined in the Credit Agreement), measured quarterly on a rolling four quarter basis, equal to 3.00 to 1.
     Senior Secured Notes
     Also on November 1, 2005, the Company entered into a Letter Amendment No. 2 to the Amended and Restated Master Shelf Agreement with Prudential Investment Management, Inc. and other holders of the Company’s senior secured notes. A copy of the Letter Amendment No. 2 to the Amended and Restated Master Shelf Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The Letter Amendment No. 2 to the Master Shelf Agreement generally conforms the covenants and events of default contained in the Master Shelf Agreement to those contained in the Credit Agreement. In addition, for most fiscal quarters, the Letter Amendment No. 2 provides that if our leverage ratio exceeds certain limitations, we will pay the holders of the notes an excess leverage fee based on the daily average outstanding principal balance of the notes during such fiscal quarter.
     Second Amended and Restated Intercreditor and Collateral Agency Agreement. In connection with the execution of the Letter Amendment No. 2 and the Fourth Amended and Restated Credit Agreement, the lenders under the bank credit facility and the holders of the senior secured notes entered into a Second Amended and Restated Intercreditor and Collateral Agency Agreement, which was acknowledged and agreed to by the Company and certain of its subsidiaries. This agreement appointed Bank of America, N.A. to act as collateral agent and authorized Bank of America, N.A. to execute various security documents on behalf of the lenders under the bank credit facility and the holders of the senior secured notes. This agreement specifies various rights and obligations of lenders under the bank credit facility, holders of senior secured notes and the other parties thereto in respect of the collateral securing the Company’s and its subsidiaries’ obligations under the bank credit facility and the master shelf agreement.
     Registration Rights Agreement
     On November 1, 2005, the Company entered into a Registration Rights Agreement with Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corp., Tortoise Energy Infrastructure Corporation and Fiduciary/Claymore MLP Opportunity Fund relating to the registered resale of the Common Units issuable upon conversion of the Senior Subordinated Series B Units issued pursuant to the private placement in Item 3.02. Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement for the resale of the Common Units within 30 days after the issue date of the Senior Subordinated Series B Units and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 90 days after the issue date of the Senior Subordinated Series B Units.

     Amendment to Partnership Agreement
     In connection with the issuance of the Senior Subordinated Series B Units, Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Company, entered into the Fourth Amended and Restated Agreement of Limited Partnership of the Company, which provides for the rights and obligations of the Senior Subordinated Series B Units.
     The descriptions of the Credit Agreement, Letter Amendment No. 2 to the Amended and Restated Master Shelf Agreement, the Registration Rights Agreement and the Fourth Amended and Restated Agreement of Limited Partnership above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Credit Agreement, Letter Amendment No. 2 to the Amended and Restated Master Shelf Agreement, the Registration Rights Agreement and the Fourth Amended and Restated Agreement of Limited Partnership, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 1, 2005, the Operating Partnership (a wholly-owned subsidiary of the Company) acquired all of the membership interests in CFS Louisiana Midstream Company, LLC, El Paso Dauphin Island Company, L.L.C. and the Sabine Pass Plant Facility Joint Venture (the “Acquisition”) from El Paso Corporation (“El Paso”) for a purchase price of $486.4 million. The acquired entities represent El Paso’s natural gas processing and liquids business in South Louisiana. The assets acquired include a total of 2.3 billion cubic feet per day of processing capacity, 66,000 barrels per day of fractionation capacity, 2.4 million barrels of underground storage and 140 miles of liquids transport lines. The primary facilities and other assets we acquired consist of: (1) the Eunice processing plant and fractionation facility; (2) the Pelican processing plant; (3) the Sabine Pass processing plant; (4) a 23.85% interest in the Blue Water gas processing plant; (5) the Riverside fractionator and loading facility; (6) the Cajun Sibon pipeline and (7) the Napoleonville natural gas liquid storage facility. We financed the Acquisition with borrowings of approximately $370 million under the Credit Agreement, net proceeds of approximately $105 million from the private placement of Senior Subordinated Series B Units discussed in Item 3.02, approximately $2 million of equity contributions from Crosstex Energy GP, L.P., the general partner of the Company, and $10 million of cash.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On November 1, 2005, to partially fund the Acquisition, the Company privately placed 2,850,165 Senior Subordinated Series B Units representing limited partner interests of the Partnership with Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corp., Tortoise Energy Infrastructure Corporation

and Fiduciary/Claymore MLP Opportunity Fund (collectively, the “Purchasers”) for a purchase price of $36.84 per unit. The placement was made pursuant to a Senior Subordinated Series B Unit Purchase Agreement, dated October 18, 2005, among the Company and the Purchasers. The purchase price was determined by the Company and the Purchasers in an arms-length negotiation. Net proceeds to the Partnership from the private placement, including the general partner’s proportionate capital contribution and expenses associated with the sale, are expected to be approximately $105 million.
     The Senior Subordinated Series B Units will automatically convert into Common Units representing limited partner interests of the Company on November 14, 2005 at a ratio of one Common Unit for each Senior Subordinated Series B Unit. The Senior Subordinated Series B Units will not be entitled to distributions of available cash from the Company until they convert into Common Units. The Senior Subordinated Series B Units were issued and sold by the Company in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 3.03 Material Modification to Rights of Security Holders.
     On November 1, 2005, the Partnership entered into a Registration Rights Agreement with the Purchasers relating to the registered resale of the Common Units issuable upon conversion of the Senior Subordinated Series B Units. For additional information about the Registration Rights Agreement, see Item 1.01 of this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 1, 2005, in connection with the transactions described in Items 1.01, 2.01 and 3.02 above, Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Company, entered into the Fourth Amended and Restated Agreement of Limited Partnership. For additional information about the Fourth Amended and Restated Agreement of Limited Partnership, see Item 1.01 of this Current Report on Form 8-K. The Fourth Amended and Restated Company Agreement of the Partnership is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On November 1, 2005, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     As permitted under this item, the Company will file any financial statements required by this item by amendment not later than 71 days after the date this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     As permitted under this item, the Company will file the pro forma financial information required to be filed by this item by amendment not later than 71 days after the date this Form 8-K is required to be filed.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Fourth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of November 1, 2005.

4.1	—	Registration Rights Agreement, dated as of November 1, 2005, by and among Crosstex Energy, L.P., Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corp., Tortoise Energy Infrastructure Corporation and Fiduciary/Claymore MLP Opportunity Fund.

10.1	—	Fourth Amended and Restated Credit Agreement, dated as of November 1, 2005, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties.

10.2	—	Letter Amendment No. 2 to Amended and Restated Master Shelf Agreement, dated as of November 1, 2005, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties.

99.1	—	Press Release issued November 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, L.P., its General Partner

	By:	Crosstex Energy GP, LLC, its General Partner

Date: November 2, 2005	By:	/s/ William W. Davis

William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Fourth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of November 1, 2005.

4.1	—	Registration Rights Agreement, dated as of November 1, 2005, by and among Crosstex Energy, L.P., Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corp., Tortoise Energy Infrastructure Corporation and Fiduciary/Claymore MLP Opportunity Fund.

10.1	—	Fourth Amended and Restated Credit Agreement, dated as of November 1, 2005, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties.

10.2	—	Letter Amendment No. 2 to Amended and Restated Master Shelf Agreement, dated as of November 1, 2005, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties.

99.1	—	Press Release issued November 1, 2005.